UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14100

Maryland	33-0675505
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

19500 Jamboree Road,

Irvine, California 92614

(Address of principal executive offices, including zip code)

(949) 475-3900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On December 3, 2015, Impac Mortgage Holdings, Inc. (the “Company”) entered into an Equity Distribution Agreement and a Controlled Equity OfferingSM Sales Agreement (collectively referred to as the “Agreements”) with JMP Securities LLC and Cantor Fitzgerald & Co., respectively (each referred to as an “Agent” and collectively as the “Agents”). Pursuant to the Agreements, the Company may offer and sell up to $25,000,000 of shares of its common stock (the “Shares”), from time to time through the Agents.

The sales, if any, of the Shares under the Agreements will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE MKT, on any other existing trading market for the Shares or to or through a market maker or other transactions at market prices prevailing at the time of the sale, at prices related to the prevailing market prices or at negotiated prices.  The Company intends to use the proceeds raised through any “at the market” sales for general corporate purposes, including working capital, capital expenditures and other general and administrative purposes.

Each time the Company wishes to offer and sell Shares under each Agreement, it will notify an Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once the Company has so instructed an Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the Agreements to sell the Shares are subject to a number of conditions that the Company must meet.  The Company  may only instruct one Agent to issue and sell Shares under the applicable Agreement on any single given day.

The Shares sold in the offering will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-204513) previously filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act, as supplemented by a prospectus supplement dated December 3, 2015, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

The Company will pay each Agent commissions for its services in acting as agents in the sale of the Shares. The Agents will be entitled to compensation of up to 2.0% of the gross sales price per share of common stock sold under the applicable Agreement. The Company also agreed to reimburse the Agents for certain specified expenses incurred in connection with entering into the Agreements, including the fees and disbursements of their legal counsel, in an amount not to exceed $50,000. The Agreements contain customary representations, warranties and agreements of the Company and the Agents and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The offering of Shares pursuant to each Agreement will terminate upon the earlier of (1) the sale of all  common stock subject to the applicable Agreement, by either of the Agents or (2) termination of such Agreement by the applicable Agent or the Company, as permitted therein. The Company and each Agent may each terminate the applicable Agreement at any time upon ten days’ advance notice.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Agreements are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Agreements and the transactions contemplated thereby is qualified in its entirety by reference to Exhibits 1.1 and 1.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
1.1	Equity Distribution Agreement, dated December 3, 2015, between Impac Mortgage Holdings, Inc. and JMP Securities LLC.
1.2	Controlled Equity OfferingSM Sales Agreement, dated December 3, 2015, between Impac Mortgage Holdings, Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Manatt, Phelps and Phillips, LLP.
23.1	Consent of Manatt, Phelps and Phillips, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: December 3, 2015

	By:	/s/ Ronald M. Morrison
	Name:	Ronald M. Morrison
	Title:	Executive Vice President and General Counsel